                                                                   Exhibit 3.126

                                     BY-LAWS
                                       OF
                             TITAN FACILITIES, INC.
                     (AS AMENDED THROUGH SEPTEMBER 1, 1998)

                                   ARTICLE I

                                     OFFICES

                  Section 1. Registered Office. The Corporation shall maintain a registered office in the Commonwealth of Virginia as required by The Virginia
Stock Corporation Act, hereinafter referred to as the Act.

                  Section 2. Additional Offices. The Corporation may also have offices in such other places either within or without the Commonwealth of
Virginia as the Board of Directors may from time to time designate or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. Place. Meetings of the stockholders of the
Corporation shall be held at such place either within or without the
Commonwealth of Virginia as may from time to time be designated by the Board of
Directors and stated in the notice of the meeting.

                  Section 2. Annual Meeting. The annual meeting of the
stockholders for the election of Directors and the transaction of such other business as may properly come before it shall be held each year at a date and time fixed by the Board of Directors.

                  Section 3. Special Meetings. Special meetings of the
stockholders may be called by the Chairman, a majority of the Directors, or the
President, and must be called by the President upon written request of the holders of at least Ten percent (10%) of the outstanding shares entitled to vote at such special meeting. Such request by the holders of at least Ten percent
(10%) of the outstanding shares shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall give notice of the meeting as provided in Section 4. No business other than that specified in the notice of meeting shall be transacted at any such special meeting. No special meeting need be called upon request of holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as the matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

                  Section 4. Notice of Waiver of Notice. Written or printed
notice of all meetings shall be given, stating the place, date, and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or

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purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the Act, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at other such address which he may have furnished in writing to the Secretary of the Corporation. Notice of a stockholders' meeting to act on an amendment of the articles of incorporation or on a reduction of stated capital or on a plan of merger, consolidation, or exchange shall be given, in the manner provided above, not less than 25 nor more than 60 days before the date of the meeting. Any such notice shall be accompanied by a copy of the proposed amendment or plan of reduction of stated
capital or on a plan of merger, consolidation, or exchange. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the
United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any written waiver of notice.

                  Section 5. Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of stockholders, except as may otherwise be provided by law, by the
Articles of Incorporation, or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting, any business may be transacted at the meeting as originally called.

                  Section 6. Voting. A stockholder entitled to vote at a meeting may vote at such meeting in person or by proxy. Every stockholder shall be entitled to one vote for each share standing in his name on the record of stockholders. Except as otherwise provided by law, by the Articles of
Incorporation or by the By-Laws, all stockholder action shall be determined by vote of a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon provided that, in elections of Directors, those receiving the greatest number of votes shall be deemed elected even though not receiving a majority.

                  Section 7. Proxy Representation. Every stockholder may
authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder. No proxy shall be voted or acted upon after eleven months from its date unless such proxy provides for a longer period.

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                  Section 8. Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the officers in the following order, if present and acting--the Chairman of the Board, if any, the Vice-Chairman of the Board,
if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.
The Secretary of the Corporation, or in his/her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an
Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

                  Section 9. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall maintain a complete list of stockholders, arrange in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be prima facie evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

                                  ARTICLE III

                               BOARD OF DIRECTORS

                  Section 1. Functions and Definition. The business of the
Corporation shall be managed by the Board of Directors of the Corporation. The use of the phrase "whole Board" herein refers to the total number of Directors which the Corporation would have if there were no vacancies.

                  Section 2. Qualifications and Number. A Director need not be a stockholder, a citizen of the United States, or a resident of the Commonwealth of Virginia. The number of Directors constituting the whole Board is and shall continue to be One (1) unless and until that number is increased or decreased by a majority vote of the Board of Directors.

                  Section 3. Election and Term. Directors are elected at the annual meeting of stockholders, and shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. Vacancies in the Board of Directors, including vacancies resulting from the removal of Directors for cause or without cause, may be filled by the vote of a majority of the remaining
Directors then in office, although less than a quorum, or by the sole remaining
Director. The interim Directors shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. Any directorship to be filled by reason by an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose.

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                  Section 4. Time of Meetings. Meetings shall be held at such time as the Board shall fix, except that the first meeting of the newly elected
Board shall be held as soon after their election as the Directors may conveniently assemble.

                  Section 5. Place of Meetings. Meetings shall be held at such place within or without the Commonwealth of Virginia as shall be fixed by the
Board.

                  Section 6. Notice of Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the
Directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any Director who attends the meeting or who signs a written waiver of such notice before or after the time stated therein.

                  Section 7. Quorum and Action. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such a majority, whereupon a majority of the Directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by The Act, the act of the
Board shall be the act by vote of a majority of the Directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated
shall not be construed as conflicting with any provisions of The Act and these
By-Laws which govern a meeting of Directors held to fill vacancies and newly created directorships on the Board.

                  Section 8. Chairman of the Meeting. The Chairman of the Board
shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any, or any other Director chosen by the Board shall preside.

                  Section 9. Removal of Directors. Any or all of the Directors
may be removed for cause or without by a Seventy-Five percent (75%) vote of the stockholders. One or more of the Directors may be removed for cause by a vote of a majority of the Board of Directors.

                  Section 10. Committees. The Board of Directors may, by
resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the
Corporation. The Board may designate one or more Directors as alternate members at any meeting of the committee. Any such committee, to the extent provided in the resolutions of the Board, shall have and may exercise the powers of the
Board of Directors in the management of the business and affairs of the
Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of
Directors, or any member thereof, of any responsibility imposed upon it or him by law. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitutes a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The committees shall keep

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minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding.

                  Section 11. Action in Writing. Any action required or
permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  Section 12. Compensation. The Directors shall receive such compensation for their services as Directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

                  Section 13. Manifestation of Dissent. A Director of the
Corporation, who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the
Corporation within three days after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                  Section 14. Resignation. Any director may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance.

                  Section 15. Reserved

                                   ARTICLE IV

                                    OFFICERS

                  Section 1. Officers and Qualifications. The officers of the
Corporation shall be a President, a Chief Executive Officer, a Secretary, and a
treasurer, and such other officers as the Board of Directors may determine. Any number of offices may be held by the same person except the offices of President and Secretary.

                  Section 2. Election. All officers of the Corporation shall be elected by the Board of Directors.

                  Section 3. Term of Office. All officers shall hold office
until their successors have been duly elected and have qualified, or until their removal as hereinafter provided, or until their resignation.

                  Section 4. Removal of Officers. Any officer may be removed by a majority vote of the Board of Directors whenever in its best judgment the best interests of the Corporation will be served thereby. Any removal of an officer shall be without prejudice to the contractual rights, if any, of the person so removed.

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                  Section 5. Chairman of the Board. The Chairman of the Board of
Directors shall preside at all meetings of the Board of Directors and of the stockholders, and shall perform such other duties as may prescribed from time to time by the Board of Directors or by these By-Laws.

                  Section 6. President. The President shall be the chief
administrative officer of the Corporation. He shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over its several officers. He may appoint agents or employees other than those appointed by the Board of Directors. He shall execute in the corporate name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the Corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the Board of
Directors to some other officer or agent of the Corporation.

                  Section 7. Vice President. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He shall also perform such other duties as may be prescribed from time to time by the President or the Board of Directors.

                  Section 8. Treasurer. The Treasurer shall have general custody of all funds and securities of the Corporation and have general supervision of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors or the President may designate.
He may sign, with such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate account of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of
Directors of the President, shall render a statement of his accounts. He may be required to give bond for the faithful performance of his duties in such sum and with such surety as shall be approved by the Board of Directors. He shall perform such other duties as may be prescribed from time to time by the
President, by the Board of Directors or by these By-Laws.

                  Section 9. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors, and to the extent ordered by the Board of Directors or by the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the
Board. He shall have custody of the corporate seal and general charge of records, documents, and papers of the Corporation not pertaining to the performance of the duties of vested in other officers, which shall at all reasonable times be open to the examination of any Director. He may sign or execute contracts in the name of the Corporation and affix the seal of the
Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the President, by the Board of Directors or by these
By-Laws.

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                  Section 10. Other Officers. Other officers shall perform such duties as may be assigned to them by the President or Board of Directors.

                  Section 11. Vacancies. In case any office shall become vacant, the Board of Directors shall have the power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a Director for the time being.

                  Section 12. Compensation. The officers shall receive such
salary or compensation as may be fixed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

                  Section 13. Exercise of Rights as Stockholders. Unless
otherwise ordered by the Board of Directors, the President or the Vice President
thereunto duly authorized by the President shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any Corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock.

                                   ARTICLE V

                                      STOCK

                  Section 1. Certificates Representing Stock. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of
Directors, if any, or by the President or a Vice-President and the Treasurer or
an Assistant Treasurer or the Secretary or an Assistant Secretary of the
Corporation certifying the number of shares owned by him in the Corporation. If such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. All certificates representing stock which is restricted or limited as to its transferability or voting powers or which is preferred or limited as to its dividends, or as to its share of the assets upon liquidation, or is redeemable, shall have a full or summary statement of such restriction, limitation, preference or redemption provision, plainly stated on the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge such full or summary statement. No certificate shall be issued for any share of stock until such share is fully paid.

                  Section 2. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfer or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly

                                                                               8

executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

                  Section 3. Lost Certificates. The Board of Directors may
direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the
Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond, with sufficient surety, to the Corporation to indemnify it against loss or claim which may arise by reason of the issuance of a new certificate.

                  Section 4. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares in the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                  Section 5. Record Date for Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than Fifty
(50) days nor less than Ten (10) days before the date of such meeting, nor more than Fifty (50) days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                  Section 1. Dividends. Dividends upon the stock of the
Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any meeting, pursuant to law.
Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of The Act and of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such

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sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for repairing or maintaining any property of the Corporation, or for such other purpose as the
Directors shall think conducive to the interests of the Corporation, and the
Directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 2. Fiscal Year. The Board of Directors shall have
power to fix, and from time to time change, the fiscal year of the Corporation.
Unless otherwise fixed by the Board, the fiscal year shall end on March 31.

                  Section 3. Amendment. Except as may be otherwise provided by law, in the Articles of Incorporation, or in these By-Laws, the Board of
Directors shall have the power to add any provision to or to alter or repeal any provision of these By-Laws by the vote of a majority of all of the Directors at any meeting of the Board.

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                           DELTA RESEARCH CORPORATION
                       WRITTEN CONSENT OF SOLE SHAREHOLDER

         The undersigned, being the sole shareholder of Delta Research
Corporation, a Virginia corporation (the "Corporation"), acting by written consent in lieu of an annual meeting, does hereby consent to the adoption of the following resolutions:

         A. AMENDMENT TO BY-LAWS

         RESOLVED, that the By-laws of the Corporation be and they are hereby amended to provide that the offices of the President and the Chief Executive
Officer of the Corporation may be held by different persons.

         FURTHER RESOLVED, that this Written Consent of Sole Shareholder shall be filed in the Minute Book of the Corporation.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this
Written Consent of Sole Shareholder effective as of the 31st day of October,
1997.

                                 BTG, INC.

                                 By:  /s/ DR. EDWARD H. BERSOFF
                                      ---------------------------------------
                                            Dr. Edward H. Bersoff
                                      President and Chief Executive Officer

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                           DELTA RESEARCH CORPORATION
                       WRITTEN CONSENT OF SOLE SHAREHOLDER

         The undersigned, being the sole shareholder of Delta Research
Corporation, a Virginia corporation (the "Corporation"), acting by written consent in lieu of an annual meeting, does hereby consent to the adoption of the following resolutions:

         A. AMENDMENT TO BY-LAWS

         RESOLVED, that the By-laws of the Corporation be and they are hereby amended to provide that the authorized number of directors of the Corporation shall be two (2).

         B. APPOINTMENT OF DIRECTORS

         FURTHER RESOLVED that the following persons be and hereby are elected to be the directors of the Corporation and shall serve until their successors have been duly elected and qualified or until their earlier resignation or removal:

                  Dr. Edward H. Bersoff
                  Marilynn D. Bersoff

         FURTHER RESOLVED, that this Written Consent of Sole Shareholder shall be filed in the Minute Book of the Corporation.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this
Written Consent of Sole Shareholder effective as of the 30th day of October,
1997.

                                 BTG, INC.

                                 By: s/ DR. EDWARD H. BERSOFF
                                     -------------------------------------
                                           Dr. Edward H. Bersoff
                                     President and Chief Executive Officer